Manufacture’s Opinion Letter

Date:

August 2018

To:

sam® Distributors

From:

James S. Molinaro, Chief Commercial Officer

Re:

sam® Pro 2.0 Rentals - Consumable and Replacement Costs

For distributors who are renting the sam® Professional units through Insurance Claims; the following are our guidelines based upon our experience with renting the sam® device to multiple patients.

1.0

BASE UNIT COST and WARRANTY

1.1

Base sam® Pro 2.0 Unit Price to the Distributor (SA271): $2,822

1.2

Base Unit Includes: sam® Pro 2.0 Unit with Dual Applicator/Transducer and Charger

1.3

Warranty: 12-months or 9 Rentals on Applicators/Transducers from Date of Shipment from Factory

2.0

CONSUMABLE ITEMS; Including Damage and Loss

2.1

sam® Gel Capture Patches (UB-14-24): $120/Pack (24-pcs per Pack); 2-Pcs per Day

2.2

sam® Power Controller: replacement or loss after 4-rentals; $230/unit

2.3

sam® Applicator: WC patients accidentally throw the Applicators away with the Coupling Patch; our opinion is this will happen at least two-times during a 12-month rental usage; 2-Applicators per sam® Professional Unit: $295/Applicator

2.4

sam® 2-Oz Tube of Gel (S1007-AC): issued with each Patient Rental; $6/Tube

2.5

sam® Y-Adaptor (S1003-AC): WC patients accidentally break the Y-Cable when removing the Applicators; our opinion is this will happen two happen at least three during the 12-month usage; 2-Applicators per sam® Professional Unit: $45/Y-Adaptor

2.6

sam® Charger (S1005-AC): Typically, patients lose the Charger; would expect for this to happen at least twice per year; 2-Applicators per sam® Professional Unit: $75/Charge

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3.0

PATIENT DISPENSING, RETURNS and CLEANING COSTS

3.1

Delivery of sam® Professional Unit/Patches to Patient and Instructions of Use:

3.1.1

Travel Time (Nominal 30-miles RT): 30-miles x 0.575 = $17.25

3.1.2

Instruction of Use to Patient (30-60 minutes): $75 Labor Cost

3.2

sam® Unit Return; Shipping Box + Pre-paid Postage: $55/Patient Rental

3.3

Patient Follow-up Calls (2-weeks & 4-weeks): $75 Labor Cost

3.3

sam® Unit Inspection and Clean-up:

3.3.1

Cleaning Supplies/Swabs: $15/Patient Rental

3.1.2

Inspection, Clean-up and Re-Pack (30-60 minutes): $75 Labor Cost

4.0

PATIENT RENTALS DURING 18-MONTHS

4.1

Minimum Patient Rental: 36-days

4.2

PATIENT DISPENSING, RETURNS and CLEANING COSTS: 5-days/Rental

4.3

MAXIMUM PATIENT RENTAL DURING 12-MONTHS: 10 Rentals

5.0

PATIENT NON-RETURNS and DENIED CLAIMS

5.1

Patient Non-returns: Of the 10 Patients Renting the units it should be expected that at least 1-Patient will not return the sam® Pro 2.0 unit

5.2

Denied Claims or False Claim: Of the 10 Patients renting the units it should be expected that at least 1-Patient submits a “false claim” or the claim is denied

5.3

Net Rentals per sam® Professional unit: 8-Rentals

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6.0

SUMMARY RENTAL DISTRIBUTOR COSTS: 12-month Usage (8-Patient Rentals)

Description	Item Number	Qty.	Unit Price	Extended Price
sam® Pro 2.0	SA271	1	US$ 2,822.00	$ 2,822.00
sam® Gel Capture Patches PACKS (11-Rentals x 36-Days x 2 Patches/Day)	UB-14-12	24	US$ 120.00	$ 2,880.00
sam® Sport Controller	N/A	2	US$ 230.00	$ 460.00
sam® Sport Applicators	N/A	4	US$ 295.00	$ 1,080.00
sam® 2-Oz Tube of Gel	S1007-AC	8	US$ 6.00	$ 48.00
sam® Y-Adaptor	S1003-AC	2	US$ 90.00	$ 45.00
sam® Charger	S1005-AC	2	US$ 75.00	$ 150.00
sam® Delivery and Instruction for Use	--	8	US$ 92.25	$ 738.00
sam® Unit Return, Shipping Box/Pre-Pay	--	8	US$ 55.00	$440.00
sam® Inspection and Clean-up	--	8	US$ 92.25	$ 738.00
Patient Non-returns	SA271	1	US$ 2,822.00	$ 2,822.00
			TOTAL

7.0

SUGGESTED MONTHLY RENTALS TO PATIENTS

7.1

Total Estimated Distributor Costs for 8-Patient Rentals: $ 12,223.00

7.2

Daily Cost per Patient: $12,223.00/8-Patients x 36-days = $ 42.44/Day

7.3

Recommended Cost/Day Rental to Patient: (40% Mark-up) $ 59.42/Day

 www.samrecover.com | info@samrecover.com